Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS;
2011 first-quarter net income improves 5.2%

Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 5.2% increase in net income to $4.1 million, or 19 cents per diluted share, for the first quarter ended March 31, 2011, from $3.9 million, or 18 cents per diluted share, for the first quarter of 2010.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $137.9 million in the first quarter of 2011 from $125.8 million in the 2010 quarter. Operating revenue, net of fuel surcharges, increased 3.7% to $112.5 million in the 2011 quarter from $108.5 million in the 2010 quarter. Fuel surcharge revenue increased to $25.4 million for the first quarter of 2011 from $17.3 million in the 2010 quarter, due to significantly higher fuel prices.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 93.2% for the first quarter of 2011 from 93.5% for the first quarter of 2010.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are encouraged by our continued solid results.  This quarter marks our fourth consecutive quarter of year-over-year increased profitability.

“Our transformation into a multi-faceted business model focused on growing our logistics business and expanding our regional operations throughout the country, along with our fuel efficiency and cost control measures, continue to drive our profitability.  Our logistics revenue, net of intermodal fuel surcharges, grew by $2.9 million in this year’s first quarter over the 2010 quarter.  Our regional operations continue to thrive, contributing to an 8.6% increase in our average truckload revenue, net of fuel surcharges, per tractor per week, over last year’s first quarter.  We have increased our regional operations to 57.1% of our truckload fleet as of March 31, 2011, from 30.4% as of a year earlier.

“We have achieved these increased profits while investing in our future and paying down debt.  This quarter-end marks the third consecutive quarter where we have increased our total number of tractors in service.  It also marks the first quarter-end without long-term debt since we became a public company in 1986.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
 (Unaudited)

(In thousands, except share information)	March 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$8,041	$5,306
Marketable securities	-	138
Receivables:
Trade, net	55,971	51,094
Other	4,299	12,968
Prepaid expenses and other	11,946	13,406
Deferred income taxes	5,332	4,794
Total current assets	85,589	87,706

Property and equipment:
Revenue equipment, buildings and land,
office equipment and other	511,812	515,622
Accumulated depreciation	(147,965)	(143,563)
Net property and equipment	363,847	372,059
Other assets	552	543
TOTAL ASSETS	$449,988	$460,308

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$-	$1,066
Accounts payable and accrued liabilities	33,206	30,524
Insurance and claims accruals	17,157	17,653
Current maturities of long-term debt	-	19,346
Total current liabilities	50,363	68,589
Deferred income taxes	99,210	95,815
Total liabilities	149,573	164,404

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share;
2,000,000 shares authorized; no shares
issued and outstanding	-	-
Common stock, $.01 par value per share;
48,000,000 shares authorized; 21,982,997 shares
at March 31, 2011, and 21,950,252 shares at
December 31, 2010, issued and outstanding	220	220
Additional paid-in capital	78,938	78,428
Retained earnings	219,001	215,345
Total Marten Transport, Ltd. stockholders’ equity	298,159	293,993
Noncontrolling interest	2,256	1,911
Total stockholders’ equity	300,415	295,904
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$449,988	$460,308

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share information)	2011	2010

OPERATING REVENUE	$137,856	$125,812

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	34,099	32,402
Purchased transportation	28,017	27,759
Fuel and fuel taxes	35,340	27,593
Supplies and maintenance	9,662	9,010
Depreciation	13,516	13,037
Operating taxes and licenses	1,417	1,505
Insurance and claims	4,301	3,852
Communications and utilities	1,122	813
Gain on disposition of revenue equipment	(768)	(199)
Other	3,541	3,006

Total operating expenses	130,247	118,778

OPERATING INCOME	7,609	7,034

NET INTEREST EXPENSE (INCOME)	19	(106)

INCOME BEFORE INCOME TAXES	7,590	7,140
Less: Income before income taxes
attributable to noncontrolling interest	137	56

INCOME BEFORE INCOME TAXES
ATTRIBUTABLE TO MARTEN
TRANSPORT, LTD.	7,453	7,084

PROVISION FOR INCOME TAXES	3,358	3,192

NET INCOME	$4,095	$3,892

BASIC EARNINGS PER COMMON SHARE	$0.19	$0.18

DILUTED EARNINGS PER COMMON SHARE	$0.19	$0.18

DIVIDENDS PAID PER COMMON SHARE	$0.02	$-

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge
revenue	$81,973	$80,920	$1,053	1.3%
Truckload fuel surcharge revenue	22,088	15,306	6,782	44.3
Total Truckload revenue	104,061	96,226	7,835	8.1

Logistics revenue, net of intermodal fuel
surcharge revenue	30,518	27,570	2,948	10.7
Intermodal fuel surcharge revenue	3,277	2,016	1,261	62.5
Total Logistics revenue	33,795	29,586	4,209	14.2

Total operating revenue	$137,856	$125,812	$12,044	9.6%

Operating income:
Truckload	$5,321	$5,225	$96	1.8%
Logistics	2,288	1,809	479	26.5
Total operating income	$7,609	$7,034	$575	8.2%

Operating ratio:
Truckload	94.9%	94.6%		0.3%
Logistics	93.2	93.9		(0.7)
Consolidated operating ratio	94.5%	94.4%		0.1%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31,
	2011	2010
Truckload Segment:
Total Truckload revenue (in thousands)	$104,061	$96,226
Average truckload revenue, net of fuel surcharges, per
tractor per week(1)	$3,058	$2,816
Average tractors(1)	2,085	2,235
Average miles per trip	636	689
Non-revenue miles percentage(2)	10.2%	9.2%
Total miles – company-employed drivers (in thousands)	48,671	48,944
Total miles – independent contractors (in thousands)	2,131	4,500

Logistics Segment:
Total Logistics revenue (in thousands)	$33,795	$29,586
Brokerage:
Marten Transport
Revenue (in thousands)	$11,845	$10,393
Loads	6,161	5,602
MWL
Revenue (in thousands)	$7,767	$8,168
Loads	3,834	4,279
Intermodal:
Revenue (in thousands)	$14,183	$11,025
Loads	5,629	4,677
Average tractors	69	62

At March 31, 2011 and March 31, 2010:
Total tractors(1)	2,169	2,208
Average age of company tractors (in years)	2.6	2.3
Total trailers	3,956	3,946
Average age of company trailers (in years)	2.8	3.4
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months
	Ended March 31,
(In thousands)	2011	2010

Net cash provided by operating activities	$27,991	$18,677
Net cash used for investing activities	4,867	27,066

Weighted average shares outstanding:
Basic	21,964	21,897
Diluted	22,071	21,997

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 75 and 147 tractors as of March 31, 2011, and 2010, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.